UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Marshall Edwards, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

October 25, 2007

Dear Marshall Edwards Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of the Stockholders of Marshall Edwards, Inc., a Delaware corporation. The Annual Meeting will be held on Wednesday, December 19, 2007, commencing at 1:00 pm (local time) at the offices of Morgan, Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, California 94105. We look forward to meeting with as many of our stockholders as possible.

At the meeting, we will (i) elect three directors, (ii) act upon a proposal to ratify the appointment of our independent auditors for the fiscal year ending June 30, 2008 and (iii) consider and act on such matters as may properly come before the meeting and any adjournment thereof.

There will also be a report on our business, and you will have an opportunity to ask questions about the Company.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are invited to complete, sign, date and return the enclosed proxy in the envelope provided.

The Company’s Annual Report for the fiscal year ended June 30, 2007 is being mailed to you together with the enclosed proxy materials.

Yours sincerely,

Christopher Naughton
President and Chief Executive Officer

Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

Notice of Annual Meeting of Stockholders
To Be Held on Wednesday, December 19, 2007

October 25, 2007

To the Stockholders of Marshall Edwards, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Marshall Edwards, Inc., a Delaware corporation, has been called and will be held on Wednesday, December 19, 2007, at 1:00 pm (local time) at the offices of Morgan, Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, California 94105, for the following purposes:

1. to elect three members to the Board of Directors;

2. to ratify the appointment of our independent auditors for the fiscal year ending June 30, 2008; and

3. to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on October 23, 2007, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

ORDER OF THE BOARD OF DIRECTORS

/s/ David R. Seaton

David R. Seaton
Chief Financial Officer and Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. YOU MAY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE (NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES).

i

MARSHALL EDWARDS, INC.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Marshall Edwards, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Wednesday, December 19, 2007, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. The Company’s Annual Report for the fiscal year ended June 30, 2007 accompanies this Proxy Statement. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about October 25, 2007.

The close of business on October 23, 2007 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, $0.00000002 par value per share (the “Common Stock”) as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 68,854,938 shares of Common Stock outstanding and entitled to vote.

Execution of a proxy by a stockholder will not affect such stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who executes a proxy has a right to revoke it at any time before it is voted by advising David R. Seaton, Secretary of the Company, in writing of such revocation, by executing a later-dated proxy which is presented to the Company at or prior to the Annual Meeting or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, each nominee for director who receives a plurality of the votes cast by holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting will be elected as a director. The proposal to ratify the appointment of BDO Kendalls (NSW) (“BDO”) as the Company’s independent auditors for the fiscal year ended June 30, 2008 will require approval by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors. You may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO as the Company’s independent auditors. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO as the Company’s independent auditors.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED (I) FOR THE ELECTION OF TWO OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2010 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED AND ONE OF THE NOMINEES TO SERVE AS DIRECTOR OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2008 AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED AND (II) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT AUDITORS. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Below are the three nominees for election to the Board of Directors. The first two individuals, Mr. Philip Johnston and Professor Paul John Nestel, are nominated for terms expiring at the Company’s 2010 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The third individual, Mr. William Rueckert, is nominated to serve until the 2008 annual meeting of stockholders and until his successor has been duly elected and qualified. The Company’s restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors, but shall be between two and nine. The number of directors on the Board of Directors is currently fixed at six. Also, under the Company’s restated certificate of incorporation and amended and restated bylaws, the Company’s Board of Directors is divided into three classes, with the classes serving three-year staggered terms. Each class contains one-third (or if that number is not a whole number, the whole number nearest one-third) of the directors, with members of each class holding office for a three-year term. Currently there is one director whose term expires in 2008, two directors whose terms expire in 2009 and three directors whose terms will expire at the Annual Meeting in 2007. In order to provide that each class contains the whole number nearest one-third of the board of directors, Mr. William Rueckert, who was appointed to the Board of Directors in March 2007 and term expires at the Annual Meeting in 2007, is nominated to serve in the class of directors whose term expires in 2008.

The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, each nominee for director who receives a plurality of the votes cast by holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting will be elected as a director. Votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Nominees

The following table sets forth information, as of October 19, 2007, regarding the nominees.

		Positions Held
Name	Age	with Company

Mr. Philip Johnston	60	Director
Professor Paul John Nestel	77	Director
Mr. William D. Rueckert	54	Director

Business Experience of Nominees

Mr. Philip Johnston, age 60, Director
Dip Eng (Production)

Mr. Johnston has been a director of the Company since April 2001. Mr. Johnston has more than 25 years of experience in the pharmaceutical industry. He has been a non-executive director of Novogen Limited (“Novogen”), the Company’s parent, since 1997 and chairman of Novogen since January 2001. Since June 2004, Mr. Johnston has been a non-executive director of LIPA Pharmaceuticals Limited. He is also the managing director of Qualcare Management Pty. Ltd. Mr. Johnston has been a director of Glycotex, Inc. (“Glycotex”), a subsidiary of Novogen, since September 2005. From June 1988 to September 1997, Mr. Johnston was an executive director of Wellcome Australia Limited. He was previously a director of two subsidiary companies of GlaxoWellcome. He has had responsibility for production, distribution, quality assurance and consumer product development and has been directly involved in the establishment of strategic alliances and joint ventures. Mr. Johnston has completed a number of executive development programs including programs at the University of New South Wales and the London Business School. Mr. Johnston’s term as a director of the Company expires at the 2007 Annual Meeting of Stockholders.

Professor Paul John Nestel, age 77, Director
AO, MD, FTSE, FRACP, FAHA, FCSANZ

Professor Nestel has been a director of the Company since April 2001. Professor Nestel has been a non-executive director of Novogen since September 2001. Professor Nestel is currently a Senior Principal Research Fellow at the Baker Heart Research Institute, Melbourne. Professor Nestel is also a Consultant Physician at the Alfred Hospital, Melbourne, a position which he has held since 1977. He is Honorary Professor of Medicine in the Faculty of Health, Medicine, Nursing and Behavioural Science at Deakin University, Melbourne. He serves on the Board of the International Life Sciences Institute of South East Asia. He was formerly Clinical Professor in Medicine, The Flinders University of South Australia. Professor Nestel has been closely involved in national and international pharmaceutical trials of cardiovascular drugs. He has been and remains a member of many national and international committees for research and policy on cardiovascular disease. He has published over 400 scientific and medical papers and is a Fellow of the Australian Academy of Technological Sciences and Engineering, a Fellow of the American Heart Association and a Fellow of the Cardiac Society of Australia and New Zealand. Professor Nestel is an Officer of the Order of Australia and recipient of the Centenary Medal. Professor Nestel’s term as a director of the Company expires at the 2007 Annual Meeting of Stockholders.

Mr. William D. Rueckert, age 54, Director

Mr. Rueckert has been a director of the Company since March 2007. He has been a director of Glycotex since October 2005. Mr. Rueckert is the Managing Member of Oyster Management Group LLC an investment fund specializing in community banks. Mr. Rueckert is a Director of Emergency Filtration Products, Inc., a public manufacturer and marketer of respiratory filtration devices and Mr. Rueckert is a member of the Board of Directors of Glycotex, Inc. a subsidiary of Novogen Limited. Prior to his current positions, from 1991 to 2006 he was president and director of Rosow & Company, a private investment firm based in Connecticut. Mr. Rueckert has been president and director of Eastern Capital Development, LLC from 1999 to 2005, treasurer of Moore & Munger, Inc., a company with interests in the petroleum and resort development industries, from 1988 until 1990, and was president of United States Oil Company, a publicly traded oil exploration business, from 1981 to 1988. Among his many civic associations, Mr. Rueckert is director and president of the Cleveland H. Dodge Foundation, a private philanthropic organization in New York City and Chairman of the Board of the Trustees of Teachers College, Columbia University. Mr. Rueckert’s term as a director of the Company expires at the 2007 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. PHILIP JOHNSTON, PROFESSOR PAUL JOHN NESTEL AND MR. WILLIAM D. RUECKERT AS DIRECTORS OF THE COMPANY.

Business Experience of Members of the Board of Directors Continuing in Office

Member Whose Term Expires at the 2008 Annual Meeting of Stockholders

Mr. Christopher Naughton, age 54, Director
BEc, LLB

Mr. Naughton has been President, Chief Executive Officer and director of the Company since the Company’s inception in December 2000. Mr. Naughton has been the Managing Director of Novogen since March 1997. Mr. Naughton was appointed Chairman of Glycotex in September 2005. Mr. Naughton received degrees in Economics from the Australian National University and in Law from the University of New South Wales. He completed the Program for Management Development at the Harvard Business School and is admitted to practice as an attorney in New South Wales. After working in merchant banking, he has spent over 20 years in the pharmaceutical industry including appointments as a director of Wellcome Australia Limited and Glaxo-Wellcome in world-wide business development with the Wellcome Foundation Limited in the UK.

Members Whose Terms Expire at the 2009 Annual Meeting of Stockholders

Mr. Stephen Breckenridge, age 65, Director
M Tax, FCA, FTIA

Mr. Breckenridge has been a director of the Company since August 2003. Mr. Breckenridge has had over 25 years of experience in public practice as a chartered accountant in Australia. Between July 2004 and June 2007, Mr. Breckenridge was the head of international transfer pricing for Australia and Asia at Baker & McKenzie (a global law firm) in Sydney. Mr. Breckenridge has been managing director of Breckenridge Consulting Pty Ltd. since 2001, which provides independent tax and management advice to multi-nationals and small and medium enterprises. Until 2001, Mr. Breckenridge was a tax partner for 24 years with KPMG in Sydney where he provided corporate tax advice to a wide cross section of businesses in Australia and overseas with particular emphasis in later years on international transfer pricing. Mr. Breckenridge has also been involved in the pharmaceutical and chemical industries over a long period including several industry association committees and leading industry focus groups within KPMG. From December 2003 to April 2004, Mr. Breckenridge was employed by Pitcher Partners Pty Ltd., an accounting firm in Sydney where he provided international tax advice to a broad range of businesses. Mr. Breckenridge has been a member of the Australian Institute of Company Directors (AICD) since May 2006 and is a graduate of AICD. Mr. Breckenridge holds a Master of Tax degree from the University of Sydney and is a fellow of the Institute of Chartered Accountants and the Tax Institute of Australia.

Professor Bryan Williams, age 58, Director

Professor Bryan Williams has been a director of the Company since March 2006. Professor Williams has been the non-executive Chairman of the Board of Directors since November 2006 when he was appointed by the Board of Directors to replace Dr. Graham Kelly who had previously held the position of executive Chairman of the Board of Directors. Since January 1, 2006, Professor Williams has been the director of the Monash Institute of Medical Research in Melbourne, Australia. From 1991 to 2005, Professor Williams was Chairman of the Department of Cancer Biology, Lerner Research Institute, The Cleveland Clinic Foundation, Cleveland, Ohio. From 1993 to 2005, Professor Williams was Professor, Department of Genetics at Case Western Reserve University, Cleveland, Ohio. From 1998 to 2005, Professor Williams was an Associate Director of the Case Comprehensive Cancer Center in Cleveland, Ohio. Professor Williams holds a B.Sc. (Hons)(Microbiology) and PhD (Microbiology) from the University of Otago, New Zealand. He is an Honorary Fellow of the Royal Society of New Zealand.

Retirement of Director

Dr. Graham Kelly, whose term as a member of the Board of Directors would otherwise have expired at the 2008 Annual Meeting of Stockholders, retired as a member of the Company’s Board of Directors in May 2007.

Information About the Board of Directors and its Committees

The Board of Directors has responsibility for the overall corporate governance of the Company.

Three of the six members of the Board of Directors are also currently directors of Novogen. The Company is a “controlled company” within the meaning given to that term by the NASDAQ Stock Market (“Nasdaq”) because Novogen owns more than 50% of the Company’s voting power. As a controlled company, the Company is exempt from the requirement that the Company’s Board of Directors be composed of a majority of independent directors, however, a majority of the members of the Board of Directors are independent in accordance with Nasdaq requirements.

The Board of Directors held a total of 13 meetings during the fiscal year ended June 30, 2007. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which each incumbent director served, in each case during the periods in which he served. In addition to regularly scheduled meetings, the directors discharge their responsibility through telephone and other communications with each other and with the executive officers. As required under Nasdaq listing standards, the independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled meetings of the Board of

Directors. All of the directors are expected to attend the 2007 Annual Stockholders Meeting. All of the Company’s six directors attended the 2006 Annual Stockholders Meeting.

The Board has established an Audit Committee to oversee the Company’s financial matters and a Remuneration Committee to review the performance of executive directors and their remuneration.

Audit Committee

The Audit committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for overseeing financial and accounting activities. The Audit Committee’s responsibilities include the annual appointment of independent auditors and the review of the scope of audit and non-audit assignments and related fees, the accounting principles used in financial reporting, internal auditing and the Company’s internal control procedures. The members of the Audit Committee are Mr. Stephen Breckenridge (chairman), Mr. Philip Johnston, Professor Bryan Williams and Professor Paul John Nestel, all of whom are independent as defined by applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Mr. Stephen Breckenridge is an “audit committee financial expert” as defined by SEC rules. The Company has adopted a written audit committee charter which is attached hereto as Appendix A.

The Audit Committee held 5 meetings during the fiscal year ended June 30, 2007.

Remuneration Committee

The Remuneration Committee generally reviews the performance of the executive directors and sets their remuneration. The Remuneration Committee also has the power to make recommendations to the full Board of Directors concerning the allocation of share options to directors and employees. The remuneration and terms of appointment of non-executive directors is set by the Board of Directors. The Remuneration Committee does not have a charter. The members of the Remuneration Committee are Mr. Philip Johnston, Professor Bryan Williams, Mr. Stephen Breckenridge and Professor Paul John Nestel.

Because the Company has no employees and no remuneration was paid directly to the Chief Executive Officer or to any of the other executive officers of the Company, there were no meetings of the Remuneration Committee held during the fiscal year ended June 30, 2007.

Nominating Committee

As a “controlled company”, the Company is not subject to the Nasdaq rules requiring (i) Board of Director nominations to be selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors on the Board of Directors and (ii) each Nasdaq-listed company to have a formal written charter or resolutions by the Board of Directors addressing the nominating process. Accordingly, during the year ended June 30, 2007, the Company did not have a separately established Nominating Committee. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate Nominating Committee.

The duties and responsibilities typically delegated to a nominating committee are included in the responsibilities of the entire Board of Directors. The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board will consider all qualified director candidates identified by members of the Board, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for consideration by the Board of Directors may do so by submitting the candidate’s name, résumé and biographical information to the attention of David R. Seaton, Secretary, Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales, 2113, Australia, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2008 Annual Meeting”. All proposals for nomination received by the Secretary of the Company will be presented to the Board of Directors for consideration.

The Board of Directors reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•	Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors requires the exercise of judgment by members of the Board of Directors and cannot be measured in a quantitative way.

Director Independence

The Company’s Board of Directors has determined the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the Nasdaq listing standards. Based upon information solicited from each nominee, the Company’s Board of Directors has determined that each of Mr. Philip Johnston, Professor Paul John Nestel, Mr. William D. Rueckert, Mr. Stephen Breckenridge and Professor Bryan Williams have no material relationship with the Company and are “independent” within the meaning of Nasdaq’s director independence standards, Audit Committee independence standards and Remuneration Committee independence standards, as currently in effect. Christopher Naughton, as President and Chief Executive Officer of the Company, is not considered independent in accordance with Nasdaq’s requirements. Dr. Graham Kelly, who served as the Company executive Chairman of the Board of Directors from 2000 until November 2006, was not considered independent during his tenure in accordance with Nasdaq’s requirements.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of Marshall Edwards, Inc., 140 Wicks Road, North Ryde NSW 2113, Australia. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee and the Board of Directors have selected BDO Kendalls (NSW) (“BDO”) as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 2008. The Board of Directors is submitting the appointment of BDO to the stockholders for ratification as a matter of good corporate practice.

The ratification of the appointment of BDO as the Company’s independent auditors for the fiscal year ended June 30, 2008 will require approval by the majority of the votes cast by the holders of the shares of Common Stock as of the Record Date voting in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO as the Company’s independent auditors. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO as the Company’s independent auditors for the fiscal year ended June 30, 2008.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in the Company’s stockholders’ best interest.

Representatives of BDO are not expected to be present at the Annual Meeting.

BDO served as the Company’s independent accountants to audit the Company’s fiscal years ended June 30, 2007, June 30, 2006 and June 30, 2005.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO TO ACT AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS, DIRECTORS
AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

At the present time, the services of Christopher Naughton, the Company’s President and Chief Executive Officer, and David R. Seaton, the Company’s Chief Financial Officer, are provided to the Company by Novogen pursuant to a Services Agreement described in this Proxy Statement under the heading “Certain Relationships and Related Transactions”. The Company does not directly pay Messrs. Naughton and Seaton for their services. The Company has no other executive officers or employees. In the future, should the Services Agreement with Novogen be terminated, or should the Company hire executive officers whose services are not covered by the Services Agreement, the Company’s Remuneration Committee expects to align compensation paid to executive officers and on both a long and short term basis in the form of cash salaries and the issuance of share options under the Marshall Edwards, Inc. Share Option Plan. Total compensation will be tied to individual performance and supplemented with awards tied to the Company’s achieving certain financial and non-financial objectives as pre-determined by the Company’s Board of Directors.

Executive Officers

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of October 19, 2007.

Name	Age	Position Held

Christopher Naughton	54	President and Chief Executive Officer
David R. Seaton	54	Chief Financial Officer and Secretary

Dr. Graham Kelly previously served as the executive Chairman of the Board of Directors of the Company from 2000 to November 2006.

See “Proposal No. 1 — Election of Directors” for biographical information regarding Mr. Naughton.

David Ross Seaton
B Bus KCAE, M Com UNSW, CPA

Mr. Seaton has been the Company’s Chief Financial Officer and Secretary since December 2000 and has been Chief Financial Officer of Novogen since September 1999. Mr. Seaton has been the Chief Financial Officer, Secretary and a director of Glycotex since September 2005. He holds a degree in Business Studies as well as a Master of Commerce Degree from the University of New South Wales. He has completed management development programs at Northwestern University in Chicago as well as Duke University and the London Business School. He has over 20 years experience in the pharmaceutical industry. Prior to joining Novogen in 1999, he was Finance Director of GlaxoWellcome Australia Limited from 1995 to 1999.

Remuneration of Executive Officers

The Company’s current executive officers, Christopher Naughton and David R. Seaton, are also executive officers of Novogen and do not receive any remuneration directly from the Company in performing their duties as executive officers of the Company. From 2000 until November 2006, the time during which Dr. Graham Kelly served as executive Chairman of the Board of Directors, he also did not receive any remuneration directly from the Company in performing his duties as an executive officer of the Company. As stated under the heading ‘Compensation Discussion and Analysis’ the services of Christopher Naughton and David R. Seaton are provided to the Company pursuant to the Company’s Services Agreement with Novogen. During Dr. Graham Kelly’s tenure as executive Chairman of the Board of Directors his services were also provided pursuant to the same Services Agreement with Novogen.

Grants of Plan Based Awards

To date, the Company has never granted any share options under the Marshall Edwards, Inc. Share Option Plan.

Remuneration of Directors

The following table provides details of the fees paid to Directors of the Company for the fiscal year ending June 30, 2007

	Fees Earned or Paid
Name	in Cash ($)(1)			All Other Compensation ($)			Total A ($)		Total US ($)(5)

Philip Johnston	A$	41,250			—		A$	41,250	US$	35,025
Paul John Nestel	A$	41,250			—		A$	41,250	US$	35,025
William D. Rueckert	A$	11,250			—		A$	11,250	US$	9,552
Stephen Breckenridge	A$	41,250		A$	7,500	(2)	A$	48,750	US$	41,393
Bryan Williams	A$	41,250		A$	7,500	(3)	A$	48,750	US$	41,393
Graham Kelly	A$	26,250	(4)		—		A$	26,250	US$	22,289

(1)	Effective October 1, 2006, the Company increased the fees payable to its non-executive directors from $A30,000 per annum (approximately US$25,473 based upon an exchange rate of US$ .8491/A$1.00 as quoted by the Federal Reserve Bank of New York at June 29, 2007) to A$45,000 per annum (approximately US$38,210 based upon an exchange rate of US$ .8491/A$1.00 as quoted by the Federal Reserve Bank of New York at June 29, 2007) for the fiscal year ended June 30, 2007.

(2)	Effective October 1, 2006, the Company provided that Stephen Breckenridge would receive A$10,000 per annum in connection with his services as Audit Committee Chairman

(3)	Effective January 1, 2007, the Company provided that Bryan Williams would receive A$15,000 per annum in connection with his services as Chairman of the Board of Directors

(4)	Represents the amount paid to Graham Kelly from November 24, 2006 to May 29, 2007 for his services as a non-executive director.

(5)	Represents amount paid in US$ based upon an exchange rate of US$ .8491/A$1.00 as quoted by the Federal Reserve Bank of New York at June 29, 2007.

Christopher Naughton, President and Chief Executive Officer of the Company does not receive any remuneration for performing his duties as a director of the Company. During his tenure as executive Chairman of the Board of Directors of the Company from 2000 to November 2006, Dr. Graham Kelly did not receive any remuneration for performing his duties as executive Chairman of the Board of Directors of the Company.

Equity Compensation Plan Information

The following table sets forth, as of June 30, 2007 outstanding awards and shares remaining available for future issuance under the Company’s compensation plans under which equity securities are authorized for issuance.

	(a)		(c)
	Number of		Number of
	Securities to be	(b)	Securities
	Issued Upon	Weighted Average	Remaining
	Exercise of	Exercise Price of	Available for
	Outstanding	Outstanding	Future Issuance
	Options	Options	Under Equity
	Warrants and	Warrants and	Compensation
Plan Category	Rights	Rights	Plans

Equity Compensation plans approved by security holders	Not Applicable	Not Applicable	Not Applicable
Equity Compensation plans not approved by security holders(1)	None	Not Applicable	Indeterminable
Total	None	Not Applicable	Indeterminable

(1)	The Company’s employee share option plan provides its directors, employees, employees of the Company’s affiliates and certain of its contractors and consultants with the opportunity to participate in the Company’s ownership. To date, no options have been issued under the plan. The Company’s remuneration committee addresses participation, the number of options offered and any conditions of exercise. In making these determinations the committee will generally consider the participant’s position and record of service to the Company and the Company’s affiliates and potential contribution to the growth of the Company and the Company’s affiliates. Any other matters tending to indicate the participant’s merit may also be considered. Options will be exercisable between two years and five years after grant, unless otherwise determined by the committee appointed by the board. Options granted will be exercisable at a price determined by the committee at the time of issue (and will be subject to adjustment in accordance with the terms of the plan). Other key terms of the plan include:

•	Options will lapse if the participants cease to be engaged by the Company or its affiliates. The committee will have the discretion to waive this provision.

•	The terms of the plan also provide for adjustments to the rights of an option holder as a result of a reorganization of the Company’s capital or other corporate event. The holder of an option is not permitted to participate in any distribution by the Company or in any rights or other entitlements issued by the Company to stockholders in respect of the Company’s shares unless the options are exercised prior to the relevant record; and

•	All options vest on the occurrence of certain events such as a change of control, as defined in the share option plan

The plan also contains standard provisions dealing with matters such as administration of the plan, amendment of the plan and termination or suspension of the plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of the Company’s Common Stock as of October 19, 2007 by each of the Company’s officers’ and directors’, the Company’s officers and directors as a group and each person known to beneficially own more than 5% of the Company’s Common Stock as of October 19, 2007.

	Amount & Nature of		Percentage of Shares
Beneficial Owner	Beneficial Ownership		Beneficially Owned(4)

Christopher Naughton	0			*
Philip Johnston	0			*
Paul John Nestel	0			*
Stephen Breckenridge	0			*
Bryan Williams	0			*
William D. Rueckert	1,000	(1)		*
David R. Seaton	0			*
All directors and executive officers as a group	1,000			*
Novogen Limited	49,500,000	(2)	71.9%
Josiah T. Austin	4,331,843	(3)	6.2%

*	Less than 1%

(1)	William D. Rueckert is the beneficial owner of 1,000 shares of Common Stock. Mr. Rueckert exercises sole voting and investment power with respect to such shares. The address of Mr. Rueckert is 850 Hulls Farm Road, Southport, Connecticut 06890.

(2)	Novogen Limited is the beneficial holder of 49,500,000 shares of Common Stock. The business address of Novogen Limited is 140 Wicks Road, North Ryde, New South Wales 2113, Australia

(3)	Josiah T. Austin is the beneficial owner of 4,331,843 shares of Common Stock. Such amount includes 3,798,843 shares of Common Stock and warrants (the Warrants”) to purchase 525,000 shares of Common Stock held in the name of El Coronado Holdings, LLC (“El Coronado”). Mr. Austin is the sole managing member of El Coronado and exercises sole voting and investment control with respect to such shares. The Warrants are currently exercisable at a price of $4.35 per share and expire on July 11, 2010. Such amount also includes 8,000 shares of Common Stock held in the name of certain family trusts of which Mr. Austin is the trustee. Mr. Austin exercises sole voting and investment control with respect to such shares of Common Stock. The business address of Mr. Austin is c/o El Coronado Holdings LLC is 4801 E. Broadway, Suite 501, Tucson, Arizona 85711

(4)	Based upon 68,854,938 shares of the Company’s Common Stock outstanding as of October 19, 2007. Shares of common stock subject to warrants that are currently exercisable or exercisable within 60 days of October 19, 2007 are deemed outstanding in addition to 68,854,938 shares of common stock outstanding as of October 19, 2007 for purposes of computing the percentage ownership of the person holding the warrants but are not deemed exercisable for computing the percentage ownership of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s agreements with its parent corporation Novogen are each summarized below. As Novogen is the Company’s parent corporation, each of the Company’s agreements with Novogen are considered related party transactions. The Company’s Code of Conduct provides that the Company’s Audit Committee, which is composed of independent directors in accordance with both Nasdaq and SEC guidelines, review and approve all related party transactions. As such, each of these agreements were reviewed and approved by the majority of the members of the Company’s Audit Committee who did not have an interest in the transactions. The Company believes that each of the Company’s agreements with Novogen is on terms as favorable to the Company as the Company could have obtained from unaffiliated third parties. The following description is only a summary of what the Company believes are the material provisions of the agreements.

The License Agreement for Phenoxodiol

In September 2003, Novogen’s subsidiary, Novogen Research Pty Limited (“Novogen Research”), entered into a license agreement with the Company’s subsidiary, Marshall Edwards Pty Limited (“MEPL”), pursuant to which Novogen Research granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute phenoxodiol products (the “Phenoxodiol License Agreement”). The Company and Novogen have each guaranteed the obligations of their respective subsidiaries under the Phenoxodiol License Agreement. See “Guarantee and Indemnity Agreement.” The Phenoxodiol License Agreement is exclusive until the expiration or lapsing of the last relevant Novogen patents or patent applications in the world, which the Company expects will be no earlier than August 29, 2017, and thereafter is non-exclusive for the remainder of the term of the Phenoxodiol License Agreement. The Phenoxodiol License Agreement grants the Company the right to make, have made, market, distribute, sell, hire or otherwise dispose of phenoxodiol products in the field of prevention treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications (the “Field”). The Company is obliged to continue current and undertake further clinical trials of phenoxodiol, and is responsible for paying for all materials necessary to conduct clinical trials. The Company must conduct all such trials diligently and professionally, must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of phenoxodiol products. The Company must also keep proper records of all clinical trials and allow Novogen to inspect those records.

All intellectual property rights in the compound, trial protocols, results of the clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by the Company to Novogen and the Company may not publish the results of clinical trials without the prior written consent of Novogen. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to the phenoxodiol product which are made or acquired by either party.

The Company may not sub-license, sub-contract, or engage agents without the prior written consent of Novogen. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization

The Company may market and commercialize phenoxodiol products under the Phenoxodiol License Agreement in any manner the Company thinks fit, so long as the Company conducts any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations, complies with reasonable directions given by Novogen, acts in a manner which the Company considers to be most beneficial to the interests of the Company and Novogen, and otherwise act in good faith to Novogen. All advertising and promotional material must be submitted to Novogen for prior approval.

Fees, Charges and Costs

MEPL paid $5,000,000 to Novogen in February 2004 which was the first lump sum license fee payment due under the terms of the Phenoxodiol License Agreement. Also, MEPL paid $2,000,000 to Novogen in January 2005 and $4,000,000 in January 2006 which were the annual milestone license fee payments due under the Phenoxodiol License Agreement. MEPL paid a second lump sum license fee of $5,000,000 to Novogen in July 2006 following the raising of funds in a private placement closed on July 11, 2006 (the “PIPE”). This license fee was due on the later of November 1, 2003 or such later date when the cumulative total of all funds received from debt or equity issuances and revenue received from commercialization (income other than sales) and sales of phenoxodiol products exceeded $50,000,000. Following the PIPE, the funds received from equity issuances exceeded $50,000,000 which triggered this license fee payment. Future amounts payable to Novogen under terms of the Phenoxodiol License Agreement are as follows:

1. Until the expiration of the exclusivity period of the license, MEPL must pay Novogen 2.5% of all net sales and 25% of commercialization income. After the exclusivity period of the license, 1.5% of net sales must be paid to Novogen. The preconditions to such payments have not yet occurred.

The “Exclusivity Period” ends on the later of:

(a) the date of expiration or lapsing of the last patent right in the patents and patent applications set out in the Phenoxodiol License Agreement with Novogen; or

(b) the date of expiration or lapsing of the last licensed patent right which MEPL would, but for the license granted in the Phenoxodiol License Agreement, infringe in any country in the geographical territory covered by the Phenoxodiol License Agreement by doing in that country any of the things set out in the Phenoxodiol License Agreement

2. In addition to the amounts above, beginning in 2006, an $8,000,000 annual milestone license fee is payable under the amended terms of the Phenoxodiol License Agreement for each calendar year ending December 31 during the exclusivity period of the license. The December 31, 2006 license fee has been deferred under the license amendment deed discussed below.

Termination

The Company may terminate the Phenoxodiol License Agreement at any time, by giving three months’ notice to Novogen. The Company may also terminate the Phenoxodiol License Agreement if Novogen commits a breach of any of its material obligations under the Phenoxodiol License Agreement, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may terminate the Phenoxodiol License Agreement if the Company commits a breach of any of the Company’s material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may also terminate the Phenoxodiol License Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

License Amendment Deed for Phenoxodiol

In June 2006, MEPL entered into an amendment deed to the Phenoxodiol License Agreement (the “License Amendment Deed for Phenoxodiol”). Pursuant to the original terms of the Phenoxodiol License Agreement, MEPL was required to pay an $8,000,000 license milestone fee to Novogen Research in December 2006. The License Amendment Deed for Phenoxodiol extends the date that the $8,000,000 license milestone fee is payable until the earliest receipt by MEPL of the first:

(i) approval by the U.S. Food and Drug Administration (“FDA”) of a new drug application (“NDA”) for phenoxodiol;

(ii) approval or authorization of any kind to market phenoxodiol in the United States; or

(iii) approval or authorization of any kind by a government agency in any other country to market phenoxodiol.

Upon receipt of any of the above (the “Approval Date”), MEPL must pay to Novogen, $8,000,000, together with interest on that amount from (and including) December 31, 2006, calculated at the bank bill rate. This milestone license fee replaces the December 31, 2006 milestone fee.

Further Amended and Restated License Agreement

In March 2007, MEPL and Novogen Research entered into another amendment deed to the Phenoxodiol License Agreement for the purpose of further amending and restating the Phenoxodiol License Agreement (the “Further Amended and Restated License Amendment”).

The combined result of the License Amendment Deed for Phenoxodiol and the Further Amended and Restated License Agreement will be that upon the Approval Date, MEPL will be required to pay Novogen Research $8,000,000, together with interest on such amount from (and including) December 31, 2006 to (but excluding) the Approval Date. Thereafter, MEPL will be required to make license milestone fee payments of $8,000,000 to Novogen Research on December 31 of the year of the Approval Date and on December 31 of each year thereafter during the exclusivity period under the Phenoxodiol License Agreement.

No license fees under the Phenoxodiol License Agreement were accrued at June 30, 2007.

The License Agreement for NV-196 and NV-143

In May 2006, MEPL entered into a second license agreement with Novogen Research for two oncology compounds, NV-196 and NV-143 (the “NV-196 and NV-143 License Agreement”). Novogen Research has granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute NV-196 and NV-143 products. The NV-196 and NV-143 License Agreement is exclusive until the expiration or lapsing of the last relevant Novogen patents or patent applications in the world and thereafter is non-exclusive. The NV-196 and NV-143 License Agreement grants the Company the right to make, have made, market, distribute, sell, hire or otherwise dispose of NV-196 and NV-143 products in the field of prevention treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications.

The Company is obligated to continue current and undertake further clinical trials of NV-196 and NV-143, and is responsible for paying for all materials necessary to conduct clinical trials. The Company must conduct all such trials diligently and professionally. The Company must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of NV-196 and NV-143 products. The Company must also keep proper records of all clinical trials and allow Novogen to inspect those records.

All intellectual property rights in the compounds, trial protocols, results of clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by the Company to Novogen and the Company may not publish the results of clinical trials without the prior written consent of Novogen. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to the NV-196 and NV-143 products which are made or acquired by either party.

The Company may not sub-license, sub-contract or engage agents without the prior written consent of Novogen. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization

The Company may market and commercialize NV-196 and NV-143 products under the NV-196 and NV-143 License Agreement in any manner that the Company thinks fit so long as the Company conducts any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations. The Company must also comply with reasonable direction given to the Company by Novogen, act in a manner which the Company considers to be most beneficial to the interests of the Company and Novogen and otherwise act in good faith to Novogen. All advertising and promotional material must be submitted to Novogen for prior approval.

Fees, Charges and Costs

MEPL paid $1,000,000 to Novogen in May 2006 which was the first lump sum license fee payment due under the terms of the license agreement. Future amounts payable to Novogen under the terms of the license agreement are as follows:

1. MEPL must pay to Novogen the following milestone license fees upon the occurrence of the corresponding milestone as detailed below:

(a) the first licensed product containing NV-196 to reach a milestone as described below; and

(b) the first licensed product containing NV-143 to reach a milestone as described below.

The milestone license fees are:

(i) $1,000,000 on the date an investigational new drug application for the licensed product goes into effect or the equivalent approval of a government agency is obtained in another country. If this event does not occur before March 31, 2008 then this amount will be due on this date;

(ii) $2,000,000 on the date of enrollment of the first clinical trial subject in a Phase II clinical trial of the licensed product. If this event does not occur before June 30, 2009, then this amount will be due on this date;

(iii) $3,000,000 on the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product. If this event does not occur before December 31, 2011, then this amount will be due on this date; and

(iv) $8,000,000 on the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country. If this event does not occur before December 31, 2013, then this amount will be due on this date.

2. MEPL must pay Novogen 5% of all net sales and 25% of commercialization income for the term of the license. The royalty rate is reduced by 50% if the licensed patent right in any country or territory expires, lapses, is revoked, does not exist or is assigned to MEPL and the product is entirely manufactured and supplied in such country.

3. Minimum royalties of $3,000,000 per year are payable following the date of the first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

Termination

The Company may terminate the NV-196 and NV-143 License Agreement at any time by giving three months’ notice to Novogen. The Company may also terminate the NV-196 and NV-143 License Agreement if Novogen commits a breach of any of its material obligations thereunder, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may terminate the NV-196 and NV-143 License Agreement if the Company commits a breach of any of the Company’s material obligations under thereunder, become the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may also terminate the NV-196 and NV-143 License Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

As the NV-196 and NV-143 License Agreement may be terminated without penalty by MEPL by giving three months notice, the license fees due thereunder are recognized as an expense when the milestone event occurs.

The Amended and Restated Manufacturing License and Supply Agreement

In September 2003, MEPL entered into an amended and restated manufacturing license and supply agreement (the “Manufacturing License and Supply Agreement”) with Novogen Laboratories Pty Limited (“Novogen Laboratories”) pursuant to which MEPL granted to Novogen Laboratories, an exclusive, non-transferable sub-license to manufacture and supply phenoxodiol to the Company in its primary manufactured form. The Company and Novogen have each guaranteed the obligations of their respective subsidiaries under the Manufacturing License and Supply Agreement. See “Guarantee and Indemnity Agreement.” Novogen must not sublicense its rights or engage agents or subcontractors to exercise its rights or perform its obligations under the Manufacturing License and Supply Agreement without the Company’s prior written consent.

Supply of Phenoxodiol

The Company provides to Novogen rolling forecasts quarterly of the Company’s estimated supply requirements for phenoxodiol, and issues purchase orders for phenoxodiol to Novogen specifying the volume of phenoxodiol required. Novogen must confirm the quantity that it is able to supply to fulfill the purchase order within five business days of receiving the purchase order. Novogen must then supply the volume of phenoxodiol it agreed to supply, and must otherwise use all reasonable endeavors to fulfill the purchase order. Novogen must manufacture and deliver phenoxodiol to the Company at a port nominated by the Company. Title to the phenoxodiol does not pass to the Company until the Company has paid the purchase price (as described below) and retention of title arrangements apply. The Company is not obligated to purchase any minimum amount of phenoxodiol from Novogen. The Company must also provide to Novogen at least one year’s advance written notice of the date on which the phenoxodiol product will be first offered for sale commercially.

If Novogen materially and persistently fails to supply the amount of phenoxodiol ordered by the Company by the required date, the Company may manufacture (or engage a third party, without Novogen’s consent, to manufacture) the amount of the shortfall of phenoxodiol until Novogen demonstrates that it is able to consistently supply phenoxodiol in accordance with the Company’s requirements. In this case, Novogen must take all reasonable steps to make available to the Company or the third party, on commercial terms, the know-how necessary to enable that manufacture to occur.

Fees and Charges

The purchase price for phenoxodiol supplied is the total costs to Novogen plus a mark-up of 50%. The purchase price may be adjusted quarterly by Novogen by reference to the actual costs referred to above for the preceding quarter. If at any time the Company does not pay any amount due to Novogen, Novogen may suspend the supply of phenoxodiol to the Company until payment is received. Interest accrues daily on the outstanding balance of all overdue amounts payable to Novogen under the Manufacturing License and Supply Agreement.

At June 30, 2007, no amount was due and owing to Novogen under the Manufacturing License and Supply Agreement.

Manufacturing Developments and Improvements

Each party must disclose to the other any new developments, improvements and new know-how relating to the manufacture of phenoxodiol which are made or acquired by it during the term of the Manufacturing and Supply Agreement. All intellectual property rights in developments, improvements and new know-how made or acquired by Novogen are to be assigned to the Company. The Company must provide to Novogen such technical information and assistance as Novogen reasonably requests in order to exercise its rights and perform its obligations.

Each party acknowledges that nothing in the Manufacturing and Supply Agreement shall have the effect of transferring or assigning to Novogen any right, title or interest in any intellectual property rights in the phenoxodiol products licensed under the Manufacturing License and Supply Agreement.

Novogen agrees to notify the Company immediately on becoming aware of any infringement of the intellectual property rights in the licensed products or any claim by a third party that the activities of the parties under the Manufacturing License and Supply Agreement infringe such third party’s intellectual property rights. If required, Novogen agrees to be a party to any proceedings brought by the Company in relation to any infringement of intellectual property rights in the licensed products and also agrees, at the Company’s cost, to provide all reasonable assistance in relation to such proceedings and to execute such documents as the Company reasonably requires.

Novogen has taken the strategic decision not to manufacture commercial scale Active Pharmaceutical Ingredients (API) for cancer drugs, including phenoxodiol, as these can be more economically supplied by third parties with particular expertise in this area. The contract facilities that have been identified are FDA licensed, have a track record of large scale API manufacture and have already invested in capital and equipment. The Company has completed the novation to MEPL of contracts that Novogen had entered into with third parties to develop a scalable manufacturing method to ensure that sufficient quantities of phenoxodiol can be manufactured in compliance with cGMP (Current Good Manufacturing Practices) and to complete the analytical and stability work necessary for an NDA submission.

Termination

Either party may terminate the Manufacturing License and Supply Agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the Manufacturing License and Supply Agreement or breaches its obligations and does not cure such breach within twenty-one days notice. The Company may also terminate the Manufacturing License and Supply Agreement immediately if the Phenoxodiol License Agreement expires or is terminated. Novogen may also terminate the Manufacturing License and Supply Agreement immediately if a change of control, as defined therein, occurs without the consent of Novogen.

Limitation of Liability

The liability of Novogen for breach of conditions or warranties imposed by statute is limited to the replacement of goods, supply of equivalent goods, repair or replacement value of goods or the re-supply or payment for re-supply of services.

The Amended and Restated License Option Deed

In September 2003, Novogen Research granted MEPL, an amended and restated license option deed (the “License Option Deed”) which granted MEPL an exclusive first right to accept and an exclusive last right to match any proposed dealing by Novogen with its intellectual property rights with a third party relating to certain synthetic pharmaceutical compounds (other than phenoxodiol) developed by Novogen or its affiliates.

Option Compounds

The rights relate to all synthetic pharmaceutical compounds, known as option compounds, delivered or taken in all forms except topical applications (other than phenoxodiol, which is the subject of the license agreement), developed before or during the term of the License Option Deed, by or on behalf of Novogen or its affiliates, which have known applications in the Field of prevention, treatment or cure of cancer in humans.

Dealings in Option Compounds and Exercise of Rights

Novogen must not, and must ensure that its affiliates other than the Company do not, deal, solicit entertain or discuss dealings with any intellectual property rights in the Field or in relation to any option compounds without giving the Company an exclusive first right to accept and an exclusive last right to match any such dealing. If the Company exercises its first right to accept or last right to match, Novogen must deal with the intellectual property rights in favor of the Company on the terms and conditions proposed. The Company has fifteen business days to exercise those rights and, if the Company fails to do so, Novogen may deal with those intellectual property rights in favor of a third party provided that the terms are no more favorable to that third party than those first offered to the Company or which the Company declined to match.

Protection of Intellectual Property

Novogen must act in good faith toward the Company in relation to its obligations under the License Option Deed and must ensure that all persons involved in any research or development work in the Field in relation to option compounds assign all intellectual property rights relating to the option compounds to Novogen. Novogen must also ensure that its affiliates, other than the Company, do the same. Novogen continues to be solely responsible for the maintenance of any patent rights in the option compounds, which it may maintain and enforce at its sole discretion and expense.

Development Reports

Novogen must provide to the Company from time to time, and in no event less frequently than every six months, development reports relating to the clinical trials and development of option compounds, and must notify the Company immediately of any regulatory approvals granted and assessments made by any government agency.

Term and Termination

The term of the License Option Deed is sixteen years from the commencement date of the agreement, unless terminated earlier. The Company may terminate the License Option Deed at any time on three months’ notice to Novogen. Either party may terminate the License Option Deed immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the agreement or breaches its obligations and does not cure such breach within twenty-one days notice.

Novogen may also terminate the License Option Deed immediately if a change of control, as defined in the license option License Option Deed, occurs without the consent of Novogen.

The Amended and Restated Services Agreement

In September 2003, Novogen, the Company and MEPL entered into an amended and restated services agreement (the “Services Agreement”) pursuant to which Novogen has agreed to provide a range of services to the Company, or ensure that its subsidiaries provide those services.

These services include providing general assistance and advice on research and development and commercializing phenoxodiol products and other compounds in which the Company may acquire intellectual property rights in the future, such as option compounds in relation to which the Company has exercised its rights under the License Option Deed.

Novogen’s obligations also include providing, within the agreed budgets described below, the Company’s needs with respect to secretarial, marketing, finance, logistics, administrative and managerial support. Novogen also plans, conducts and supervises pre-clinical and clinical trials with phenoxodiol and with other compounds in which the Company has intellectual property rights. Novogen provides scientific and technical advice on management of pre-clinical and clinical research programs undertaken by the Company and manages such research provisions. The Company has guaranteed the obligations of the Company’s subsidiary under the services agreement. See “Guarantee and Indemnity Agreement.”

Novogen may not sub-contract the provision of any part of the services without the Company’s prior written consent.

Fees for Services

The Company pays services fees to Novogen on a monthly basis in accordance with an agreed annual budget. At the beginning of each financial year Novogen prepares a budget estimate for the Company with respect to the percentage of time spent by Novogen’s employees and consultants in the provision of services to the Company in the previous financial year and any relevant considerations which are likely to influence the time spent for the following financial year. Each estimate must include the remuneration paid by Novogen to each person expected to provide the services and the percentage of time Novogen expects those persons will spend on the Company’s business, the allocated on-costs attributable to each person, a premises rental charge and a charge for asset usage and general overheads. The total estimate is to be the sum of these charges plus a mark-up of 10%. The Company also pays Novogen’s reasonable out of pocket expenses incurred in providing the services to the Company. At the end of the fiscal year an adjustment is made to reflect actual costs incurred where they differ from budget.

At June 30, 2007, $177,000 was due and owing to Novogen under the Services Agreement.

Intellectual Property and Confidentiality

All intellectual property rights created by Novogen in the performance of the services for or at the request of the Company are licensed to the Company. Each party also has obligations to the other party to honor the other’s confidential information.

Termination

The Company may terminate its rights and obligations under the Services Agreement on three months’ written notice to Novogen. Either the Company or Novogen may terminate the Services Agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the Services Agreement, breaches its obligations and does not cure such breach within twenty-one days notice or if a change of control in the other party occurs. Novogen may also terminate the Services Agreement immediately if a change of control, as defined in the Services Agreement, occurs without the consent of Novogen.

Guarantee and Indemnity Agreement

In May 2002, the Company entered into a guaranty and indemnity agreement (the “Guaranty and Indemnity Agreement”) with MEPL, Novogen, Novogen Research and Novogen Laboratories pursuant to which the Company has guaranteed the payment and performance of the obligations of MEPL, to Novogen and its subsidiaries, Novogen Laboratories and Novogen Research, under the Phenoxodiol License Agreement, the Manufacturing License and Supply Agreement and the Services Agreement. Novogen has guaranteed the performance of the obligations of Novogen Research under the Phenoxodiol License Agreement and the obligations of Novogen Laboratories under the Manufacturing License and Supply Agreement to MEPL. Each of the Company’s and Novogen’s obligations in the guarantee and indemnity agreement are absolute, unconditional and irrevocable.

Indemnification

The Company and Novogen have each agreed to indemnity the other if either of the Company’s respective subsidiaries default in the performance of any obligation under the license agreement, the manufacturing license and supply agreement or the services agreement. The defaulting party must indemnify the other against all losses, liabilities and expenses, including legal expenses on a full indemnity basis, incurred, directly or indirectly, as a result of that default. The party in default must pay the amount of those losses, liabilities and expenses on demand to the non-defaulting party. Furthermore, if Marshall Edwards Pty Limited defaults on its payment obligations, the Company must pay that money as directed by Novogen.

Termination

This agreement is a continuing obligation, and remains in full force until all the guaranteed obligations have been irrevocably paid and performed in full.

AUDIT COMMITTEE REPORT

The Audit committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended June 30, 2007. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. The Audit Committee is comprised of Mr. Stephen Breckenridge (chairman), Mr. Philip Johnston, Professor Bryan Williams and Professor Paul Nestel, each of whom is an independent director as defined by the applicable Nasdaq and SEC rules. The Audit Committee held 5 meetings during the fiscal year ended June 30, 2007.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors BDO Kendalls (NSW) for the fiscal year ended June 30, 2007. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their Audit. The Audit Committee also reviewed and discussed with the independent auditors and with management the Company’s audited financial statements and the adequacy of the Company’s internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of the Company’s independent auditor’s audits, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No 61 as amended by Statements on Auditing Standards No 90 (Communication with Audit Committees). The Company’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent auditor and management the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

Mr. Stephen Breckenridge
Mr. Philip Johnston
Professor Bryan Williams
Professor Paul Nestel

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended June 30, 2007 and June 30, 2006 by BDO, the Company’s independent auditors and principle outside accountants.

Audit Fees

Audit fees were $92,500 and $78,000 for the years ended June 30, 2007 and June 30, 2006, respectively. The fees were for professional services rendered for audits of the Company’s annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

Audit Related Fees were $10,000 for the year ended June 30, 2007 for professional services rendered in connection with the preparation of the Company’s Registration Statement on Form S-3. There were no audit related fees for the fiscal year ended June 30, 2006.

Tax Fees

Tax fees were $2,670 and $2,550 for the years ended June 30, 2007 and June 30, 2006, respectively. Tax fees were incurred in connection with the preparation of tax returns.

All Other Fees

There were no other fees for the year ended June 30, 2007. There were fees of $5,700 billed by BDO for the year ended June 30, 2006 in connection with the Company’s removal of the previously reported material weakness in internal control over financial reporting and disclosure controls.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and the procedure for pre-approving all audit and non-audit services to be performed by the Company’s independent auditors. The policy requires pre-approval of all services rendered by the Company’s independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case by case basis.

The services provided for 2007 were 88% audit services, 10% audit related fees, 2% tax fees and 0% all other fees.

The services provided for 2006 were 90% audit services, 0% audit related fees, 3% tax fees and 7% all other fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of the forms furnished by such persons, the Company believes that, for the fiscal year ended June 30, 2007, officers, directors and 10% stockholders filed all required 16(a) forms on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the fiscal year ended June 30, 2007, the members of the Remuneration Committee were Mr. Philip Johnston, Professor Bryan Williams, Mr. Stephen Breckenridge and Professor Paul John Nestel. All of the

Remuneration Committee members during the fiscal year ended June 30, 2007 were non-employee directors and not former officers. No member of the Remuneration Committee had any relationships requiring disclosure by the Company pursuant to the SEC’s rules requiring disclosure of certain relationships and related party transactions. No executive officer of the Company has served on the Remuneration Committee of any other entity that has, or has had, one or more executive officers serving as a member of the Company’s Board of Directors.

COMPENSATION COMMITTEE REPORT

The Remuneration Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mr. Philip Johnston
Professor Bryan Williams
Mr. Stephen Breckenridge
Professor Paul John Nestel.

CODE OF ETHICS

The Company has adopted a Code of Business and Ethics policy that applies to the Company’s directors and employees (including the Company’s principal executive officer and the Company’s principal financial officer), and has posted the text of the Company’s policy on its website at www.marshalledwardsinc.com.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in next year’s proxy statement, must submit such proposals in writing addressed to the Company’s Secretary and such proposals must be received at the Company’s executive offices at 140 Wicks Road, North Ryde Sydney NSW Australia 2113 no later than the close of business on July 2, 2008. Stockholder proposals for inclusion in next year’s annual proxy which are not submitted in accordance with Rule 14a-8, will be considered untimely if such proposals are not received by the Company’s Secretary by the close of business on September 16, 2008.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of the Company’s most recent Annual Report on Form 10-K and this Proxy Statement is delivered to two or more stockholders who share an address unless the Company or its agent has received contrary instructions from one or more of the stockholders. To request that separate copies of these documents be delivered, stockholders can contact the Company’s registrar or transfer agent by mail at: Computershare Investor Services LLC, P.O. Box A3504, Chicago, Illinois 60690-3504; or by telephone at: (312) 360-5494. You may also contact the Company’s transfer agent if you received multiple copes of the annual meeting materials and would prefer to receive a single copy in the future.

GENERAL

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K is available on the Company’s website at www.marshalledwardsinc.com or can be made available without charge upon written request to: Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia, Attention: Secretary.

OTHER INFORMATION

The Company will pay all costs, estimated at $20,000, in the aggregate, of soliciting proxies for the Annual Meeting. Computershare Investor Services, LLC, the Company’s transfer agent, is assisting the Company in the mailing of the proxies for an approximate fee of $16,000. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telecopy or other means, or by directors, officers and regular employees of the Company who will not receive additional compensation for such solicitations. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David R. Seaton

David R. Seaton
Chief Financial Officer and Secretary
Marshall Edwards, Inc.

Appendix A — Audit Committee Charter

Purpose

The Audit Committee (the “Committee”) has been appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the compliance by the Company with legal and regulatory requirements and (5) policies with respect to risk management and risk assessment.

The Committee is also responsible for preparing an annual report on its activities for inclusion in the Company’s proxy statement.

Committee Membership

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of NASDAQ.

The members of the Committee will be appointed by the Board. The members of the Committee shall serve until their resignation, retirement, or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office. The removal of committee members does not take effect until their successors are appointed.

Meetings and Procedures

1. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

2. The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

3. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

4. The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

5. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

6. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

7. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

8. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

9. The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

Committee Responsibility and Authority.

The responsibility and authority of the Committee shall include the following.

1. The Committee shall have the sole authority to appoint, retain and terminate the Company’s independent auditors, subject if applicable, to shareholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall consult with management but shall not delegate these responsibilities.

2. As required by the NASDAQ , the Committee shall, at least annually, obtain and review a report by the independent auditor describing: (a) the firm’s internal quality control procedures; (b) any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, in respect of any of its partners and or any one or more audits carried out by the firm, and any steps taken by the independent auditor to deal with the issues raised; and (c) all relationships between the independent auditor and the Company.

The Committee shall evaluate the qualifications, performance and independence of the independent auditor (in light of applicable legal or stock exchange independence standards then in effect), including considering whether the auditors quality controls are adequate. The committee shall, after taking into account the opinion of management, have the sole authority and responsibility for the approval of the appointment of the independent auditor to undertake permitted non audit services and in so doing, shall evaluate whether such provision is compatible with maintaining the auditors independence.

3. The Committee shall discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations”. The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10K.

4. The Committee shall generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee will pre-approve each such release or guidance. The Committee Chair (or another Committee member acting as Chair), as representative of the Committee shall discuss the Company’s quarterly earnings press releases with management and the independent auditor prior to public release.

5. The committee shall, as appropriate, obtain advice and assistance from outside legal, accounting and other advisors without the need to first obtain the approval of the Board.

6. The Committee shall review the Company’s policies with respect to risk management and risk assessment.

7. The Committee shall meet separately, periodically, with the Company’s management and with representatives of the independent auditors.

8. The Committee shall review with the independent auditor, audit problems or difficulties encountered by the independent auditor in the course of its annual audit work, and managements response.

9. The Committee shall set clear Company policies for hiring employees or former employees of the independent auditors.

10. The Committee shall meet with the independent auditor and the Company’s internal auditors prior to the commencement of the annual audit to review the planning and scope of the audit.

11. The Committee shall discuss with the independent auditor the matters required to be discussed by (a) Statement on Auditing Standards No. 61 as it may be amended, relating to the conduct of the audit, and (b) Statement of Auditing Standards No 71, as it may be amended (“SAS 71”), relating to the conduct of a review of interim financial information.

12. The Committee shall review with the independent auditor the items as to which the independent auditors are required to report to the Committee pursuant to Section 10A(k) of the Securities and Exchange Act of 1934, as

amended, and any rules and regulations promulgated thereunder, as in effect from time to time. These include (a) all critical accounting policies and practices to be used; (b) all alternative treatments for financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management.

The Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant change in the company’s selection or application of accounting principles, any major issues relating to the adequacy of the Company’s internal controls and any steps adopted in the light of material control deficiencies.

13. The Committee shall review with the independent auditor (a) any management letter provided by the auditor and management’s response to that letter and (b) a summary of the major audit reports issued by the internal audit department and management’s response thereto.

14. The Committee shall review with the independent auditors, internal auditors and management major changes to the Company’s accounting principles and practices.

15. The Committee shall review with the Company’s General Counsel legal matters, including but not limited to actual or threatened litigation, that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

16. The Committee shall obtain from management and review with the company’s patent attorney a report on all the patent and intellectual property rights of the company as of the year end date, with a view of ensuring the title of all the intellectual property assets are protected and current.

17. As required by NASDAQ the Committee shall maintain procedures for the receipt and retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting and auditing matters.

18. The Committee shall report to the Board regularly on its actions and deliberations.

19. The Committee shall exercise such other powers and authority as the Board shall from time to time confer upon it.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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☐ Mark this box with an X if you have made changes to your name or address details above	Using a black ink pen mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 Philip Johnston	☐	☐
02 Paul John Nestel	☐	☐
03 William D. Rueckert	☐	☐

B. Issues

1. The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain

Ratification of appointment of BDO Kendalls (NSW) as auditors	☐	☐	☐

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box

Proxy — Marshall Edwards, Inc.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
(WEDNESDAY, DECEMBER 19, 2007)

Please sign, date and return promptly in the enclosed envelope.

The undersigned hereby appoints Christopher Naughton and David Seaton and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of Marshall Edwards, Inc. Common Stock at the Annual Meeting of Stockholders of Marshall Edwards, Inc. to be held on Wednesday, December 19, 2007, at 1:00 pm (local time) at the offices of Morgan Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, California 94105, and at any adjournments thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED AND (II) FOR THE RATIFICATION OF BDO KENDALLS (NSW) AS AUDITORS.